EXHIBIT 99.1

IZEA Appoints Peter Biere as Chief Financial Officer
Executive brings 25+ years of Financial Leadership
and Software Industry Experience to Team IZEA

Orlando, Florida (March 18, 2021) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, announced the appointment of Peter J. Biere as Chief Financial Officer and Treasurer, effective April 1, 2021. Mr. Biere will serve on the IZEA Executive Leadership Team and will report directly to Ted Murphy, Chief Executive Officer of IZEA Worldwide.

Mr. Biere previously served as the Chief Financial Officer of BSQUARE (NASDAQ : BSQR) from 2017 to 2019, a technology provider of intelligent devices and software systems serving a global customer base with software and engineering services. Prior to BSQUARE, he served as Chief Financial Officer for Dreambox Learning from 2012-2016, a venture-backed EdTech SaaS provider utilized by 130,000 teachers to help more than three million students.

Earlier in his career, Mr. Biere served as the Chief Financial Officer of Lumera from 2004-2009, a publicly-traded R&D stage nanotechnology developer of electro-optic modulators, which was an IPO spin-out from Microvision. He also served as Chief Financial Officer of Zones.com from 1993 to 1999, where he co-led the IPO and was part of the leadership team that grew revenue from $70 million to $500 million.

“Peter brings a wealth of both public and software technology company experience to our executive team,” said Ted Murphy, Founder and Chief Executive Officer of IZEA. “He has built out finance and accounting teams, led global M&A efforts, completed large scale corporate financings, and spearheaded the implementation of financial systems and processes. We are delighted to have Peter join Team IZEA and look forward to growing the company together.”

“For the past 15 years, IZEA has been a trailblazer, both creating and leading the influencer marketing industry forward,” commented Biere. “I am excited to join this talented team at what is clearly an inflection point for the company and partner with my new colleagues to build upon the current momentum.”

Mr. Biere received a Bachelor of Science and a Master of Science degree in Accounting from the University of Iowa. He earned his CPA license in 1983 in the State of Texas (inactive).

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) operates IZEAx, the premier online marketplace that connects marketers with content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “believe,” “intend,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and bookings, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to establish effective disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com